UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2013

RUBICON FINANCIAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Nevada	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, First Floor Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 668-9567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

AMIN Litigation

On August 19, 2011, American International Industries, Inc. (“AMIN”) obtained a default judgment against the Registrant in Cause No. 2010-14604 in the 281st Judicial Court of Harris County, Texas.

On October 1, 2012, the Court signed an Interlocutory Judgment granting the Registrant’s bill of review in Cause No. 2011-75606, which set aside the default judgment, ordered a trial on the merits of the underlying suit to be held in Cause No. 2011-75606, and ordered a realignment of the parties with AMIN as Plaintiff and the Registrant as Defendant.

On April 26, 2013, the Court was made aware of a confidential settlement on all matters between the Registrant and AMIN, their agents, officers, directors, employees, representatives, and assigns as it relates to Cause Nos. 2011-75606 and 2010-14604.

In accordance with the settlement agreement, on June 4, 2013 the Court entered a final judgment ordering the following:

1.	The default judgment signed on August 19, 2011 in Cause No. 2010-14606 is vacated;
2.	AMIN is issued a take nothing judgment on the merits of the underlying lawsuit;
3.	The judgment is final, disposes of all claims and parties, and is appealable; and
4.	Any relief not expressly granted is denied.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.
      Joseph Mangiapane, Jr., Chief Executive Officer

Date: June 20, 2013